CIRCOR Reports Fourth-Quarter 2020 and Full Year 2020 Financial Results     Exhibit 99.1

Burlington, MA – March 4, 2021

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020:
•Revenue of $208 million, down (14)% reported and (10)% organically
◦Aerospace & Defense revenue of $78 million, down (2)% reported and (3)% organically
◦Industrial revenue of $131 million, down (20)% reported, and (13)% organically
•GAAP operating margin of 4.8%; Adjusted operating margin of 11.2%
•GAAP earnings per share of $(0.70); Adjusted earnings per share of $0.66
•Strong operating cash flow of $24 million; Free cash flow of $20 million

Full year 2020:
•Revenue of $773 million, down (20)% reported and (12)% organically
◦Aerospace & Defense revenue of $268 million, down (2)% reported and (2)% organically
◦Industrial revenue of $505 million, down (27)% reported and (17)% organically
•GAAP operating margin of (7.8)%; Adjusted operating margin of 8.7%
•GAAP earnings per share of $(9.28); Adjusted earnings per share of $1.43
•Completed $45 million cost reduction & avoidance plan; revenue drop through to earnings of 25%
•Operating cash flow of $(23) million impacted by exit of upstream oil & gas and one-time cash charges; Free cash flow of $(35) million
•Reduced net debt by $126 million / (22)% and interest expense by $14 million
•Launched 49 new products in 2020 vs. 33 in 2019

CIRCOR President and CEO Scott Buckhout said, “Our teams were faced with an unprecedented challenge presented by the global COVID-19 pandemic in 2020 – a challenge we met head on by prioritizing the health and safety of our employees, delivering mission critical equipment and service to our customers, and executing difficult but necessary cost out actions to preserve our financial strength. I am proud of the resilience and remarkable effort of the entire CIRCOR team in navigating a challenging and dynamic year.”

Mr. Buckhout continued, “Despite the difficult macro environment, we made significant progress on executing our strategic plan. We successfully completed our exit from upstream oil & gas with the sale of Instrumentation & Sampling and Distributed Valves and significantly reduced our debt position with the proceeds from these sales. We also executed our value-based pricing strategy across both businesses while launching a record number of new products in collaboration with our customers and suppliers. I am confident that these efforts along with our continued focus on improving our operations and execution using the CIRCOR Operating System will position us to take full advantage of an eventual market recovery.”

Mr. Buckhout concluded, “Looking ahead to 2021, our team remains focused on delivering for our customers, shareholders, and employees by executing strategic initiatives that drive organic growth, expand margins, and drive improved free cash flow to further reduce debt.”

2021 Guidance

For the full year of 2021, CIRCOR expects organic revenue growth in the range of 0 to 4%, with low to mid-single digit growth in Aerospace and Defense and low-single digit growth in Industrial. Adjusted EPS is expected to be in the range of $2.00 to $2.20 driven by increased sales volume and improved operating margins. CIRCOR also expects its adjusted net income to free cash flow conversion to be 85% - 95%. Free cash flow generated in 2021 will be used to deleverage CIRCOR, and the company continues to target a net debt to adjusted EBITDA ratio of 2.0x to 2.5x. Presentation slides that provide supporting information to this guidance and fourth-quarter and year-end results are posted on the “Investors” section of the Company’s website and will be discussed during the conference call at 9:00 a.m. ET today.

Selected Preliminary Consolidated Results

($ in millions except EPS)	Q4 2020	Q4 2019	Change	Q4 YTD 2020	Q4 YTD 2019	Change
Revenue	$208.4	$242.6	-14%	$773.3	$964.3	-20%
Revenue - excluding divested businesses[1]	208.4	224.0	-7%	768.4	869.1	-12%
GAAP operating (loss) income	9.9	17.0	-42%	(60.4)	37.7	-260%
Adjusted operating income[2]	23.3	32.2	-28%	67.6	109.8	-38%
GAAP operating margin	4.8%	7.0%	-220 bps	(7.8)%	3.9%	-1170 bps
Adjusted operating margin[2]	11.2%	13.3%	-210 bps	8.7%	11.4%	-270 bps
Adjusted operating margin ex divestitures[2]	11.2%	13.0%	-180 bps	8.8%	10.6%	-180 bps
GAAP (loss) earnings per share (diluted)	$(0.70)	$0.08	-975%	$(9.28)	$(6.73)	-38%
Adjusted earnings per share (diluted)[2]	$0.66	$0.82	-20%	$1.43	$2.62	-45%
Operating cash flow	23.6	16.8	40%	(22.7)	15.9	-243%
Free cash flow[3]	20.4	18.4	11%	(35.3)	11.7	-402%
Orders	168.5	236.6	-29%	736.2	977.5	-25%
Orders - excluding divested businesses[1]	168.5	218.5	-23%	731.7	882.3	-17%

Segment Results

($ in millions)	Q4 2020	Q4 2019	Change	Q4 2020	Q4 2019	Change
Aerospace & Defense
Revenue	$77.8	$79.1	-2%	$267.8	$272.6	-2%
Segment operating income	18.7	19.1	-2%	59.1	52.5	13%
Segment operating margin	24.0%	24.2%	-20 bps	22.1%	19.2%	290 bps
Orders	46.8	68.5	-32%	254.5	313.9	-19%

Industrial
Revenue	$130.5	$163.6	-20%	$505.4	$691.7	-27%
Revenue - excluding divested businesses[1]	130.5	145.0	-10%	500.5	596.5	-16%
Segment operating income	12.4	20.8	-40%	39.8	90.8	-56%
Segment operating margin	9.5%	12.7%	-320 bps	7.9%	13.1%	-520 bps
Orders	121.7	168.1	-28%	481.6	663.6	-27%
Orders - excluding divested businesses[1]	121.7	150.0	-19%	477.2	568.4	-16%

1.Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Reliability Services, Spence/Nicholson and Instrumentation & Sampling (all Industrial) which were sold before December 31, 2020.
2.Adjusted consolidated and segment results for Q4 2020 exclude net loss from discontinued operations of $0.8 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $13.4 million. These charges include: (i) $12.0 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $1.4 million of professional fees and other costs associated with restructuring and cost reductions. It also excludes the Q4 2020 charge for valuation allowance against deferred tax assets by virtue of using an effective tax rate in the adjusted results which is a $14.8 million adjustment to taxes. Adjusted consolidated and segment results for Q4 2019 exclude net loss from discontinued operations of $1.6 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $15.2 million ($13.4 million, net of tax). These charges include: (i) $12.2 million for non-cash acquisition-related intangible amortization expense and amortization of the step-up in fixed asset values; (ii) $2.3 million related to restructuring and cost saving initiatives; (iii) $1.3 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; (iv) $1.2 million related to divestitures, partially offset by (v) a $1.8 million gain on the sale of a building.
3.Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, March 4, 2021. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” section of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.

Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.

We exclude the results of discontinued operations.

We exclude goodwill impairment charges.

Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to December 31, 2020 were completed on January 1, 2019 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.
Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

Safe Harbor Statement
This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the fourth quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks and other similar matters. We advise you to read further about these and other risk factors set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,100 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Alex Maki
Vice President FP&A and Investor Relations
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	Q4 2020	Q4 2019	Q4 2020	Q4 2019

Net revenues	$208,351	$242,638	$773,271	$964,313
Cost of revenues	140,939	164,634	530,844	655,504
Gross profit	67,412	78,004	242,427	308,809
Selling, general and administrative expenses	56,046	58,029	220,994	248,256
Goodwill impairment charge	—	—	116,182	—
Special and restructuring charges (recoveries), net	1,444	2,979	(34,303)	22,872
Operating income, (loss)	9,922	16,996	(60,446)	37,681
Other expense (income)
Interest expense, net	8,520	10,763	34,219	48,609
Other (income) expense, net	(758)	1,919	(529)	(836)
Total other expense, net	7,762	12,682	33,690	47,773
Income (loss) from continuing operations before income taxes	2,160	4,314	(94,136)	(10,092)
Provision for (benefit from) income taxes	15,299	1,163	56,222	14,676
(Loss) Income from continuing operations, net of tax	(13,139)	3,151	(150,358)	(24,768)
(Loss) Income from discontinued operations, net of tax	(795)	(1,595)	(35,140)	(109,167)
Net (Loss) income	$(13,934)	$1,556	$(185,498)	$(133,935)

Basic (loss) income per common share:
Basic from continuing operations	$(0.66)	$0.16	$(7.52)	$(1.24)
Basic from discontinued operations	$(0.04)	$(0.08)	$(1.76)	$(5.48)
Net (loss) income	$(0.70)	$0.08	$(9.28)	$(6.73)
Diluted income (loss) per common share:
Diluted from continuing operations	$(0.66)	$0.16	$(7.52)	$(1.24)
Diluted from discontinued operations	$(0.04)	$(0.08)	$(1.76)	$(5.48)
Net (loss) income	$(0.70)	$0.08	$(9.28)	$(6.73)

Weighted average number of common shares outstanding:
Basic	20,002	19,920	19,982	19,903
Diluted	20,002	20,148	19,982	19,903

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES
Net loss	$(185,498)	$(133,935)
Loss from discontinued operations, net of income taxes	(35,140)	(109,167)
Loss from continuing operations	(150,358)	(24,768)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	20,385	22,045
Amortization	43,662	47,591
Provision for bad debt expense	6,099	617
Write down of inventory	3,618	366
Compensation expense for share-based plans	5,488	5,418
Amortization of debt issuance costs	7,460	4,622
Deferred tax provision	51,319	(3,440)
Loss on sale or write-down of property, plant and equipment	—	(1,793)
Goodwill impairment charge	116,182
(Gain) loss on sale of businesses	(54,429)	3,615
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	23,506	24,339
Inventories	5,780	(9,557)
Prepaid expenses and other assets	(34,824)	7,360
Accounts payable, accrued expenses and other liabilities	(52,051)	(34,168)
Net cash (used in) provided by continuing operating activities	(8,163)	42,247
Net cash used in discontinued operating activities	(14,561)	(26,334)
Net cash used in operating activities	(22,724)	15,913
INVESTING ACTIVITIES
Additions to property, plant and equipment	(12,222)	(13,855)
Proceeds from sale of property, plant and equipment	(322)	6,172
Proceeds from the sale of business	165,540	162,591
Proceeds from beneficial interest of factored receivables	2,957	861
Net cash provided by continuing investment activities	155,953	155,769
Net cash used in discontinued investing activities	(11,658)	(2,733)
Net cash provided by investing activities	144,295	153,036
FINANCING ACTIVITIES
Proceeds from long-term debt	219,000	281,600
Payments of long-term debt	(352,916)	(434,797)
Proceeds from the exercise of stock options	118	253
Net cash used in continuing financing activities	(133,798)	(152,944)
Net cash used in financing activities	(133,798)	(152,944)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,195	197
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(8,032)	16,202
Cash, cash equivalents, and restricted cash at beginning of period	85,727	69,525
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$77,695	$85,727

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,452	$84,531
Trade accounts receivable, less allowance for doubtful accounts of $9,035 and $3,086 at December 31, 2020 and December 31, 2019, respectively	102,730	125,422
Inventories	129,084	137,309
Prepaid expenses and other current assets	93,770	66,664
Assets held for sale	5,073	161,193
Total Current Assets	407,109	575,119
PROPERTY, PLANT AND EQUIPMENT, NET	168,763	172,179
OTHER ASSETS:
Goodwill	158,944	271,893
Intangibles, net	353,595	385,542
Deferred income taxes	3,990	30,852
Other assets	41,881	35,360
TOTAL ASSETS	$1,134,282	$1,470,945
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$61,236	$79,399
Accrued expenses and other current liabilities	76,168	94,169
Accrued compensation and benefits	28,332	19,518
Liabilities held for sale	—	43,289
Total Current Liabilities	165,736	236,375
LONG-TERM DEBT	507,888	636,297
DEFERRED INCOME TAXES	32,190	21,425
PENSION LIABILITY, NET	163,642	146,801
OTHER NON-CURRENT LIABILITIES	58,785	38,636
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,373,813 and 21,284,850 outstanding at December 31, 2020 and December 31, 2019 respectively	214	213
Additional paid-in capital	452,728	446,657
(Accumulated deficit) retained earnings	(86,461)	99,280
Common treasury stock, at cost (1,372,488 shares at December 31, 2020 and December 31, 2019)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(85,968)	(80,267)
Total Shareholders' Equity	206,041	391,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,134,282	$1,470,945

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended		Twelve Months Ended
	Q4 2020	Q4 2019	Q4 2020	Q4 2019

ORDERS (1)
Aerospace & Defense	$46.8	$68.5	$254.5	$313.9
Industrial	121.7	168.1	481.6	663.6
Total Orders	$168.5	$236.6	$736.2	$977.5

	Q4 2020	Q4 2019
BACKLOG (2)
Aerospace & Defense	$182.1	$194.5
Industrial	197.2	226.2
Total Backlog	$379.3	$420.7

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the twelve months ended December 31, 2020 include orders from businesses divested prior to December 31, 2020 of $4.5 million. Orders for the three months ended December 31, 2019 include orders from businesses divested of $18.0 million ($95.2 million for the twelve months ended December 31, 2019). Divested businesses are Reliability Services, Spence/Nicholson and Instrumentation & Sampling, all in the Industrial segment.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized. Backlog at Q4 2019 includes $8.6 million for Industrial related to divested businesses.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages)
UNAUDITED

	2019					2020
As reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$59,105	$46,796	$254,548
Industrial	171,834	164,642	158,986	168,091	663,553	136,443	116,023	107,453	121,690	481,609
Total	$259,941	$258,047	$222,954	$236,550	$977,492	$208,474	$192,639	$166,558	$168,486	$736,157

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$62,249	$77,839	$267,822
Industrial	177,615	181,074	169,431	163,568	691,688	126,720	123,825	124,391	130,513	505,449
Total	$238,855	$245,768	$237,052	$242,638	$964,313	$192,213	$186,066	$186,640	$208,352	$773,271

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$14,782	$18,675	$59,093
Industrial	22,581	26,174	21,278	20,757	90,790	5,169	12,406	9,807	12,441	39,823
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)
Total	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$17,345	$23,327	$67,631

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	23.7%	24.0%	22.1%
Industrial	12.7%	14.5%	12.6%	12.7%	13.1%	4.1%	10.0%	7.9%	9.5%	7.9%
Total	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	9.3%	11.2%	8.7%

	2019					2020
Results of divested businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
ORDERS - Industrial	$30,611	$24,448	$22,090	$18,047	$95,196	$4,449	$—	$—	$—	$4,449
NET REVENUES - Industrial	$29,787	$26,101	$20,697	$18,602	$95,187	$4,900	$—	$—	$—	$4,900
SEGMENT OP. INC. -Industrial	$6,217	$5,229	$2,677	$3,166	$17,289	$—	$—	$—	$—	$—

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2019					2020
Results excluding divested businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$59,105	$46,796	$254,548
Industrial	141,223	140,194	136,896	150,044	568,357	131,994	116,023	107,453	121,690	477,160
Total	$229,330	$233,599	$200,864	$218,503	$882,296	$204,025	$192,639	$166,558	$168,486	$731,708

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$62,249	$77,839	$267,822
Industrial	147,828	154,973	148,734	144,966	596,501	121,820	123,825	124,391	130,513	500,549
Total	$209,068	$219,667	$216,355	$224,036	$869,126	$187,313	$186,066	$186,640	$208,352	$768,371

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$14,782	$18,675	$59,093
Industrial	16,364	20,945	18,601	17,591	73,501	5,169	12,406	9,807	12,441	39,823
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)
Total	$17,216	$23,360	$22,917	$29,019	$92,512	$11,075	$15,884	$17,345	$23,327	$67,631

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	23.7%	24.0%	22.1%
Industrial	11.1%	13.5%	12.5%	12.1%	12.3%	4.2%	10.0%	7.9%	9.5%	8.0%
Total	8.2%	10.6%	10.6%	13.0%	10.6%	5.9%	8.5%	9.3%	11.2%	8.8%

(1) Divested businesses are related to the Industrial Segment and include Reliability Services, Spence/Nicholson and Instrumentation & Sampling. Engineered Valves and Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(22,378)	$12,339	$9,128	$16,822	$15,913	$(23,947)	$(24,883)	$2,465	$23,641	$(22,724)
LESS
Capital expenditures, net of sale proceeds (a)	3,689	2,995	(963)	(1,535)	4,186	3,412	3,527	2,330	3,275	12,544
FREE CASH FLOW	$(26,067)	$9,344	$10,091	$18,357	$11,727	$(27,359)	$(28,410)	$135	$20,366	$(35,268)

Gross Debt	$753,950	$748,250	$659,100	$653,850	$653,850	$602,288	$592,038	$540,463	$519,938	$519,938
Less: Cash & Cash equivalents	73,619	76,082	69,225	84,531	84,531	170,861	125,421	72,772	76,452	76,452
GROSS DEBT, NET OF CASH	$680,331	$672,168	$589,875	$569,319	$569,319	$431,427	$466,617	$467,691	$443,486	$443,486

TOTAL SHAREHOLDERS' EQUITY	$516,177	$494,899	$375,388	$391,411	$391,411	$290,845	$273,351	$220,814	$206,041	$206,041

GROSS DEBT AS % OF EQUITY	146%	151%	176%	167%	167%	207%	217%	245%	252%	252%
GROSS DEBT, NET OF CASH AS % OF EQUITY	132%	136%	157%	145%	145%	148%	171%	212%	215%	215%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,935)	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)
LESS:
Restructuring related inventory charges	325	—	(1,145)	—	(820)	(602)	—	351	—	(251)
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883	588	502	972	4,945
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	10,625	10,939	42,463
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,011	1,021	3,986
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	473	(39,247)
Goodwill Impairment charge	—	—	—	—	—	116,182	—	—	—	116,182
Income tax impact	3,625	(2,266)	5,533	(1,752)	5,140	7,704	(22,549)	53,240	13,125	51,521
Net loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,848	(341)	795	35,140
ADJUSTED NET INCOME	$10,403	$12,939	$12,561	$16,587	$52,491	$4,074	$4,475	$7,300	$13,390	$29,240

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(0.23)	$(0.93)	$(5.64)	$0.08	$(6.73)	$(3.96)	$(1.68)	$(2.93)	$(0.70)	$(9.28)
LESS:
Restructuring related inventory charges	0.02	—	(0.06)	—	(0.04)	(0.03)	—	0.02	—	(0.01)
Restructuring charges, net	0.02	0.02	0.25	(0.03)	0.26	0.14	0.03	0.02	0.05	0.25
Acquisition amortization	0.61	0.57	0.56	0.56	2.30	0.51	0.53	0.53	0.55	2.13
Acquisition depreciation	0.06	0.06	0.06	0.05	0.22	0.05	0.05	0.05	0.05	0.20
Special (recoveries) charges, net	(0.41)	0.20	0.93	0.18	0.89	(2.27)	0.25	0.02	0.02	(1.96)
Impairment charge	—	—	—	—	—	5.83	—	—	—	5.81
Income tax impact	0.18	(0.12)	0.28	(0.10)	0.24	0.39	(1.11)	2.66	0.66	2.58
Earnings (Loss) per share from discontinued operations	0.29	0.86	4.25	0.08	5.48	(0.46)	2.16	(0.02)	0.04	1.76
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.52	$0.65	$0.63	$0.82	$2.62	$0.20	$0.22	$0.36	$0.66	$1.43

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,935)	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)
LESS:
Interest expense, net	13,094	12,947	11,804	10,763	48,609	9,011	8,486	8,202	8,520	34,219
Depreciation	5,499	5,568	5,551	5,427	22,045	5,121	4,958	4,802	5,504	20,385
Amortization	12,536	11,685	11,629	11,741	47,591	10,516	10,976	10,925	11,245	43,662
Provision for income taxes	5,709	284	7,490	1,193	14,676	8,374	(21,769)	54,318	15,299	56,222
Loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,847	(341)	795	35,140
EBITDA	$37,933	$29,121	$8,825	$32,274	$108,152	$(55,088)	$12,406	$19,383	$27,429	$4,130
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	351	—	(251)
Restructuring charges (recoveries), net	358	299	5,038	(509)	5,186	2,883	588	502	972	4,945
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	473	(39,247)
Goodwill impairment charge	—	—	—	—	—	116,182	—	—	—	116,182
ADJUSTED EBITDA	$30,416	$33,337	$31,199	$35,253	$130,204	$18,200	$18,013	$20,671	$28,873	$85,758

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

GAAP OPERATING INCOME (LOSS)	$17,750	$12,020	$(9,084)	$16,996	$37,682	$(73,405)	$(1,384)	$4,420	$9,923	$(60,446)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	351	—	(251)
Amortization of inventory step-up	—	—	—	—	—	—	—	—	—	—
Restructuring charges (recoveries), net	358	299	5,038	(509)	5,186	2,883	588	502	972	4,945
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	10,625	10,939	42,463
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,011	1,021	3,986
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	473	(39,247)
Goodwill impairment charge	—	—	—	—	—	116,182	—	—	—	116,182
ADJUSTED OPERATING INCOME	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$17,345	$23,327	$67,631

GAAP OPERATING MARGIN	7.4%	4.9%	(3.8)%	7.0%	3.9%	(38.2)%	(0.7)%	2.4%	4.8%	(7.8)%
LESS:
Restructuring related inventory charges (recoveries)	0.1%	0.0%	(0.5)%	0.0%	(0.1)%	(0.3)%	0.0%	0.2%	0.0%	0.0%
Amortization of inventory step-up	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Restructuring charges (recoveries), net	0.1%	0.1%	2.1%	(0.2)%	0.5%	1.5%	0.3%	0.3%	0.5%	0.6%
Acquisition amortization	5.1%	4.6%	4.7%	4.6%	4.7%	5.3%	5.7%	5.7%	5.3%	5.5%
Acquisition depreciation	0.5%	0.5%	0.5%	0.4%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Special (recoveries) charges, net	(3.4)%	1.6%	7.8%	1.4%	1.8%	(23.5)%	2.7%	0.2%	0.2%	(5.1)%
Goodwill impairment charge	0.0%	0.0%	0.0%	0.0%	0.0%	60.4%	0.0%	0.0%	0.0%	15.0%
ADJUSTED OPERATING MARGIN	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	9.3%	11.2%	8.7%